PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of December 31, 2000. Certain subsidiaries are omitted because, when considered individually or in the aggregate, they would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                                                                Percent
                                                                   Jurisdiction in            Ownership
                                                                which Incorporated         By Immediate
Name of Company                                                       or Organized               Parent
---------------                                                       ------------               ------
Playboy Enterprises, Inc. (parent)                                        Delaware
   PEI Holdings, Inc.                                                     Delaware                 100%
      Spice Entertainment, Inc.                                           Delaware                 100%
         CPV Productions, Inc.                                            Delaware                 100%
         Cyberspice, Inc.                                                 Delaware                 100%
         MH Pictures, Inc.                                              California                 100%
         SEI 4 ApS                                                         Denmark                 100%
         Spice Direct, Inc.                                               Delaware                 100%
         Spice International, Inc.                                        Delaware                 100%
         Spice Networks, Inc.                                             New York                 100%
         Spice Productions, Inc.                                            Nevada                 100%
      Playboy Enterprises International, Inc.                             Delaware                 100%
         Collectors' Choice Music Holdings, Inc.                          Illinois                 100%
         EuroEast Publishing Ventures, B.V. Inc.                   The Netherlands                 100%
         Lake Shore Press, Inc.                                           Delaware                 100%
         Lifestyle Brands, Ltd.                                           Delaware                 100%
         Planet Playboy, Inc.                                             Delaware                 100%
            Playboy Canada, Inc.                                            Canada                 100%
         Planet Spice, Inc.                                               Delaware                 100%
         Playboy Australia Pty. Ltd.                                     Australia                 100%
         Playboy Clubs International, Inc.                                Delaware                 100%
            Playboy Preferred, Inc.                                       Illinois                 100%
         Playboy.com, Inc.                                                Delaware                 100%
            Cyberspice.com, Inc.                                          Delaware                 100%
            Playboy.com Germany, Inc.                                     Delaware                 100%
            Playboy Casino Australia Pty. Ltd.                           Australia                 100%
            Playboy.com Internet Gaming, Inc.                             Delaware                 100%
         Playboy Entertainment Group, Inc.                                Delaware                 100%
            AdulTVision Communications, Inc.                              Delaware                 100%
            After Dark Video, Inc.                                        Delaware                 100%
            Alta Loma Distribution, Inc.                                  Delaware                 100%
            Alta Loma Entertainment, Inc.                               California                 100%
            Impulse Productions, Inc.                                     Delaware                 100%
            Indigo Entertainment, Inc.                                    Illinois                 100%
            Mystique Films, Inc.                                        California                 100%
            Precious Films, Inc.                                        California                 100%
            Women Productions, Inc.                                     California                 100%
         Playboy Gaming International, Ltd.                               Delaware                 100%
            Playboy Cruise Gaming, Inc.                                    Florida                 100%
            Playboy Gaming UK, Ltd.                                       Delaware                 100%
         Playboy Gaming Nevada, Inc.                                        Nevada                 100%
         Playboy Japan, Inc.                                              Delaware                 100%
         Playboy Models, Inc.                                             Illinois                 100%
         Playboy Products and Services International, B.V.         The Netherlands                 100%
         Playboy Properties, Inc.                                         Delaware                 100%

Subsidiary Listing Cont.
------------------------
         SEI, Inc. ApS                                                     Denmark                 100%
         Playboy Shows, Inc.                                              Delaware                 100%
         Special Editions, Ltd.                                           Delaware                 100%
         Telecom International, Inc.                                       Florida                 100%
         VIPress Poland Sp. z o.o.                                          Poland                  80%